UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

ALERE INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 647-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2012, the Compensation Committee of Alere Inc., or the Company, granted performance-based stock options, or the Performance Options, under and pursuant to the Alere Inc. 2010 Stock Option and Incentive Plan, or the 2010 Plan, covering a total of 548,500 shares of the Company’s common stock to a large group of executives and managers. The Performance Options have an exercise price of $25.43 per share representing the closing price for the Company’s common stock on the date of grant, February 29, 2012, and will vest, in whole or in part, over 4 years in equal annual installments commencing one year from the grant date, subject to satisfaction of a number of corporate and, in some cases, business level performance criteria applicable to calendar year 2012 performance, and shall remain exercisable for a period of ten (10) years from the date of grant. Applicable performance conditions are consistent with the definition of Performance Criteria set forth in the 2010 Plan and include an earnings per share target, an organic growth target and, in the case of certain executive officers, a return on investment capital target, as well as other Performance Criteria which vary from individual to individual.

The Compensation Committee also granted a contingent, performance-based cash award, or a Cash Award, to each executive and manager who received a Performance Option. Each Cash Award, will be payable in 2 equal annual installments commencing one year from the grant date and shall be equal, in total, to (i) the number of Performance Options which actually vest upon satisfaction of the Performance Criteria applicable thereto multiplied by (ii) the appreciation in the Company’s common stock price during calendar year 2012, as measured by subtracting the average closing price of the Company’s common stock on the last 5 trading days in 2011 from the average closing price of the Company’s common stock on the last 5 trading days in 2012.

David Teitel, Chief Financial Officer, received a grant of 7,500 Performance Options, as well as a related Cash Award. Grants of 5,000 to 10,000 Performance Options, for a total of 97,500 Performance Options, and related Cash Awards, were made to a total of 12 other executive officers of the Company. Ron Zwanziger, David Scott and Jerry McAleer did not receive awards. The Compensation Committee intends to consider incentive compensation for Ron Zwanziger, David Scott and Jerry McAleer in the near future.

The Company currently anticipates granting materially similar Performance Options, along with materially similar Cash Awards, on an annual basis in order to retain and motivate high performing executives on an ongoing basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

Date: March 6, 2012	By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel, Corporate & Finance